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                                                                    EXHIBIT 99.1

Tower Automotive, Inc.
5211 Cascade Road SE
Suite 300
Grand Rapids, MI  49546-6495


CONTACTS
--------

Investors:    Dave Tuit (616) 802-1591
Media:        Bev Pierce (616) 802-1630
              Paul Omodt (612) 455-1732


                   PRODUCTION OF FORD RANGER FRAMES TO REMAIN
                     AT TOWER AUTOMOTIVE MILWAUKEE FACILITY

        GRAND RAPIDS, Mich., December 5 -- Tower Automotive, Inc. (NYSE: TWR), today announced that it will not relocate production of the frames for the Ford Ranger pick-up truck from its Milwaukee facility to a plant in Bellevue, Ohio, as previously planned.

        Following a complete review of the relocation project, the company has determined that the move, originally announced in May, is no longer in its best interests.

        "We recently reached new labor agreements with the unions at Milwaukee and now have more information with which to evaluate the operational and cost effectiveness of the initial decision to relocate," said Kathleen Ligocki, President and Chief Executive Officer of Tower Automotive. "In addition to continuing to execute on our existing programs like the Ranger, we also remain intensely focused on launching our many new 2004 programs in a flawless manner for our customers."

        Tower Automotive is the sole producer of frames for all models of the Ranger pick-up, which is expected to be in production for several more years. The Milwaukee facility has about 800 employees in total, with 250 working on Ranger frame production. The Bellevue facility currently employs about 140 workers in the production of frames and other assemblies for several Ford vehicles.

        The company previously recorded pre-tax charges related to the planned move totaling $25.0 million in the second and third quarters of 2003. These charges included cash restructuring charges of $4.7 million, pension curtailment costs of $7.7 million and non-cash asset write-offs of $12.6 million. The company will reverse the $7.7 million of these charges related to pension curtailment costs in a subsequent period.


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        When originally announced in May 2003, the company estimated that moving the Ranger production line to Bellevue would result in annual cash savings of $10 million upon completion of the move. This estimate was reduced to $5 million after analysis of recent factors related to the move of the Ranger production line. Total cash restructuring costs for fully implementing the move were estimated at $16 million, plus $7 million in related capital costs in 2004.

ABOUT TOWER AUTOMOTIVE

        Tower Automotive, Inc., is a global designer and producer of structural components and assemblies used by every major automotive vehicle manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, General Motors, Honda, Hyundai/Kia, Nissan, Toyota, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Grand Rapids, Michigan. Additional company information is available at www.towerautomotive.com.

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This press release contains "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

        Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange;
(ix) changes in general economic conditions in the United States and Europe; and
(x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.